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                                   SIGNATURE

                                                                 Exhibit 23
                                                                 ----------


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference of our report dated March 3, 1994, on our audits of the consolidated financial statements and financial statement schedules of Pacific Bell and Subsidiaries as of December 31, 1993 and 1992, and for each of the three years in the period ended December 31, 1993, which report is included in this Annual Report on Form 10-K, and in Pacific Bell's registration statement as follows:

    Form S-3:  Pacific Bell $1.575 Billion Debt Securities










                                                   /s/ COOPERS & LYBRAND
San Francisco, California


March 29, 1994